CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form SB-1/A of Kinder Travel, Inc. of our report dated May 9, 2006, on our audit of the balance sheet of Kinder Travel & Tours, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended.

We also consent to the reference to our Firm as experts.

/s/ PETERSON SULLIVAN PLLC

August 28, 2006
Seattle, Washington